                              EMPLOYMENT AGREEMENT


      This Agreement is entered into this 30th day of May, 1996, but effective for all purposes on May 1, 1996 (the "Effective Date"), between AutoBond Acceptance Corporation, a Texas corporation (the "Company"), and William O. Winsauer, who resides in Austin, Texas ("Employee").

                                    RECITALS

      WHEREAS, the Company desires to employ Employee as Chief Executive Officer of the Company, for a period of not less than five years, upon the terms and conditions provided herein; and

      WHEREAS, Employee desires to be so employed.

                             STATEMENT OF AGREEMENT

      NOW, THEREFORE, in consideration of the above recitals, and for and in consideration of the mutual promises set forth below, the parties agree as follows:

      1. Employment. The Company hereby employs Employee as Chief Executive Officer of the Company, and Employee hereby accepts employment with the Company upon the terms and conditions herein stated.

      2. Term. Subject to the provisions for termination as set forth in Paragraph 11, this Agreement shall be for the period commencing on the Effective Date and ending five years from such date (the "Expiration Date"), which period of employment may be extended or terminated under the terms and conditions set forth in Paragraph 11.

      3. Position and Duties. Employee shall serve the Company in an executive capacity as Chief Executive Officer of the Company. The Employee's duties shall include, in addition to those enumerated in the Bylaws of the Company, those duties as may be directed by the Board of Directors of the Company (the "Board").

      4. Extent of Services; Covenant Not to Compete. Employee shall devote his best efforts and full business time (with allowances for vacations and sick leave) and attention to furthering the business of the Company, and shall not during the term of this Agreement be engaged in other activities which require substantial services or which are in competition with the Company, it being understood, however, that activities by the Employee on behalf of AutoBond, Inc., pursuant to the Management Agreement dated as of



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January 1, 1996, shall not be deemed  violative of this covenant.  The foregoing shall not be construed as preventing Employee from maintaining or making investments, or engaging, in other noncompetitive business enterprises or civic, charitable or public service functions, provided such investments, business or enterprises do not require services on the part of Employee which would materially impair the performance of his duties under this Agreement.

      5. Compensation. As his regular compensation for all services rendered by Employee under this Agreement to the Company, its subsidiaries and affiliates, the Company shall pay Employee a salary (the "Regular Salary") of not less than $240,000 per annum, payable in substantially equal semi-monthly installments during the term hereof. It is understood that the Company will review annually and may, in the discretion of the Board (or any committee thereof), increase Employee's Regular Salary, in which case the amount of such increased salary shall thereafter be deemed to be the amount of Regular Salary contracted for in this Agreement for all purposes and, if so increased, the Regular Salary shall not thereafter during the term of this Agreement be decreased to less than $240,000 per annum. All salary and any other current compensation (if any) paid to Employee shall be subject to such payroll and withholding deductions as are required by the laws of any jurisdiction, federal, state or local, with taxing authority with respect to such salary and other compensation (if any). Regular Salary payments (including any increased Regular Salary payments) hereunder shall not in any way limit or reduce any other obligation of the Company hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay the Employee's Regular Salary hereunder.

      6. Incentive Compensation. The Company shall pay to Employee cash incentive compensation as shall be determined by the Board (or any committee thereof) from time to time. Employee shall be entitled to participate in any bonus or incentive plan established for the Company's executive officers at a level to provide Employee compensation commensurate with Employee's position and responsibilities. Upon the establishment of such plans, this Agreement shall be deemed to be automatically amended to include all applicable terms of such plans.

      7. Other Benefits. The Company shall provide the following employee benefits to Employee during the term of this Agreement:

      a. Major Medical Insurance. The Company shall maintain in full force and effect, and Employee shall be entitled to participate in the Company's major medical benefit plan.


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



      b. Disability. The Company shall maintain in full force and effect, and Employee shall be entitled to receive, as disability insurance protection, the disability coverage as is provided to other full-time executives of the Company.

      c. Other Benefits. Employee shall be entitled to all other benefits and to participate in and be covered by all such other employee benefits plans, including deferred compensation programs, if any, as are provided to other full-time executive employees of the Company from time to time.

      d. Automobile and Travel Expenses. The Company shall pay Employee a monthly automobile allowance of $1,500 and shall pay all fees, tags, insurance premiums and oil, gas and maintenance bills regarding such automobile.

      e. Vacations. The Employee shall be entitled to six weeks paid vacation in each calendar year and to compensation in respect of earned but unused vacation days determined in accordance with the Company's vacation plan if such plan so provides. The Employee shall also be entitled to all paid holidays given by the Company to its executives.

      Nothing paid to the Employee under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the Regular Salary payable to the Employee pursuant to Paragraph 5. The Company shall not make any changes in any plans or arrangements provided pursuant to this Paragraph 7 which would adversely affect the Employee's rights or benefits thereunder unless such change occurs pursuant to a program applicable to all executives of the Company and does not result in a proportionately greater reduction in the rights or benefits to Employee as compared with any other executive of the Company.

      8. Violation of Laws. As a material inducement to the Company to enter into this Agreement, Employee represents and warrants to the Company that, to the best of Employee's knowledge, he is not now, nor has he been in the past, the subject of any regulatory agency's investigation for violation of state or federal securities law, nor has he had any judgment against him for violation of these laws in any civil action in any court.

      9. Working Facilities and Staff. The Company shall furnish Employee with such facilities, staff and services as are suitable to his position and adequate for the performance of his duties.

      10. Expenses. The Company shall pay or reimburse Employee for all reasonable expenses for entertainment, travel, meals, hotel


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accommodations,  and fees and the like  incurred  by him in the  interest of the business of the Company and its affiliates, such payment or reimbursement to be upon submission of an itemized accounting statement by Employee documenting such expenses as may be required by the Internal Revenue Code of 1986, as amended; provided, however, that Employee shall be reimbursed for such expenses whether or not such expenses are deductible by the Company under the Internal Revenue Code of 1986, as amended.

      11. Termination of Agreement.

      a. Notwithstanding any other provision hereof, Employee's employment hereunder shall terminate:

          i. upon the death of Employee (subject to the terms of Paragraph 12 below);

          ii. upon the disability of Employee, which for the purpose of this Agreement shall be the physical or mental inability of Employee to carry out the normal and usual duties of his employment on a full-time basis for an entire period of six continuous months together with the reasonable likelihood as determined by the Board that Employee, upon the advice of a qualified physician, will be unable to carry out the normal and usual duties of his employment on a full-time basis for the following continuous period of six months, and within 30 days after Notice of Termination is given Employee shall not have returned to the performance of his duties on a full-time basis (subject to the terms of Paragraphs 7(c) and 12);

          iii. "for cause" (as defined in subparagraph (b) below), upon written notice of termination for cause given by the Company to Employee; or

          iv. on the Expiration Date (subject to the terms of subparagraph (h) below).

          b. As used herein, "for cause" shall mean any of the following events:

          i. Willful misconduct or intentional and continual neglect of duties which in the business judgment of the Board has materially adversely affected the Company; provided, however, that Employee shall have first received written notice from such Board advising of the acts or omissions that constitute the misconduct or neglect of duties, and such misconduct or neglect of duties continues after

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



               Employee shall have had a reasonable opportunity   to correct the
               same;

          ii. Theft or conviction of any crime involving dishonesty or moral turpitude;

          iii. Willful and continual failure or refusal to substantially perform duties in accordance with this Agreement (other than any such failure resulting from Employee's incapacity due to physical or mental illness); provided, however, that Employee shall have first received written notice from the Board advising of the acts or omissions that constitute the failure or refusal to substantially perform duties, and such failure or refusal continues after Employee shall have had a reasonable opportunity to correct the same.

For purposes of this paragraph, no act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for cause without (i) reasonable notice to the Employee setting forth the reasons for the Company's intention to terminate for cause, (ii) an opportunity for the Employee, together with his counsel, to be heard before the Board, and (iii) delivery to the Employee of a Notice of Termination as defined in subparagraph (e) hereof from the Board finding that in the good faith opinion of the Board the Employee was guilty of conduct set forth above in clause (i), (ii), or (iii) of the preceding sentence, and specifying the particulars thereof in detail.

      c. Termination "for cause" shall require the vote of a majority of the Board.

      d. The Employee may terminate his employment hereunder for Good Reason (as hereinafter defined).

      For purposes of this Agreement, "Good Reason" shall mean (A) the failure by the Board to reelect Employee as the Chief Executive Officer of the Company, or Employee's removal from such office, or if at any time during the term of employment, Company's failure to vest Employee with the powers and authority of the Chief Executive Officer of the Company, as described above, except in connection with a termination for cause as contemplated by subparagraph (a)
(iii) of this Agreement; (B) a significant change in the scope, nature or status of Employee's responsibilities or employment prerogatives; (C) a reduction in Employee's Regular Salary after a Change in Control (as hereinafter defined) or a failure by the Company to increase Employee's salary from time to time or to pay Employee a bonus at a level comparable to the level of salary increases or bonuses paid prior to a Change in Control; (D) Employee's relocation by the Company to any place other than a location within the Austin, Texas area, except for a relocation consented to by Employee; (E) a failure by the Company to comply with any material provision of this Agreement which has not been cured within ten (10) days after notice of such noncompliance has been given by the Employee to the Company; (F) the failure by the Company to continue in effect any compensation plan in which Employee participates unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan in connection with a Change in Control or the failure of the Company to continue Employee's participation therein or the taking of any action by the Company which would materially and adversely affect Employee's participation in any such plan or reduce Employee's benefits thereunder; (G) the failure by the Company to continue to provide Employee with benefits not less than those enjoyed under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which Employee was participating at the time of a Change in Control or the taking of any action by the Company which would directly or indirectly materially reduce any such benefits; (H) the failure of the Company to obtain a satisfactory agreement from any successor or parent thereof to assume and agree to perform this Agreement, as contemplated in Paragraph 16 hereof; or (I) any purported termination of the Employee's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of subparagraph (e) hereof (and for purposes of this Agreement no such purported termination shall be effective).

      e. Any termination of the Employee's employment by the Company or by the Employee (other than termination pursuant to subparagraph (a)(i) above) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

      f. "Date of Termination" shall mean (i) if the Employee's employment is terminated by his death, the date of his death, (ii) if the Employee's employment is terminated pursuant to subparagraph (a)(ii) above, 30 days after Notice of Termination is given (provided that the Employee shall not have returned to the

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performance of his duties on a full-time basis during such 30-day period), (iii)
if the Employee's employment is terminated pursuant to subsection (d) above, the date specified in the Notice of Termination, and (iv) if the Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given; provided that if within 30 days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

      g. In the event of termination of this Agreement  pursuant to subparagraph
(a) and except as provided in Paragraphs 5, 6, 12 and 13, Employee shall have no right to receive any compensation, remuneration, bonus or benefit for any period subsequent to the Date of Termination.

      h. In the event Employee shall continue to be employed on the Expiration Date, or the last day of December of each year thereafter, and no previous Notice of Termination of this Agreement by the Company or Employee is effective on that date, this Agreement and Employee's employment hereunder shall be automatically extended one additional year, subject to termination by either party upon not less than 30 days written notice to the other party prior to the end of any year thereafter.

      i. At any time during the term of this Agreement, the Company and Employee may mutually agree to extend or terminate this Agreement upon such terms as shall be satisfactory to the Company and Employee.

      12. Compensation Upon Termination or During Disability.

      a. During any period that the Employee fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("disability period"), the Employee shall continue to receive his Regular Salary at the rate then in effect for such period until his employment is terminated pursuant to Paragraph 11(a)(ii) hereof, provided that payments so made to the Employee during the disability period shall be reduced by the sum of the amounts, if any, payable to the Employee to or prior to the time of any such payment under disability benefit plans of the Company and which were not previously applied to reduce any such payment.

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



      b. If the Employee's employment is terminated pursuant to Paragraph 11(a)(ii) because of his disability, the Company shall pay to the Employee, commencing on the next succeeding day which is the fifteenth day or the last day of the month, as the case may be, and semimonthly thereafter on the fifteenth and last days of each month, until a number of payments has been made equal to twice the number of months remaining between the Date of Termination and the applicable Expiration Date determined pursuant to Paragraph 11(h), an amount on each payment date equal to the semi-monthly installment of the Regular Salary payment payable to the Employee pursuant to Paragraph 5 hereof at the time of his disability. Employee shall also be paid (i) the vested portion of any incentive compensation plan to which Employee is entitled and (ii) a pro rata portion of any incentive compensation plan to which Employee is entitled for the full fiscal year in which Employee's employment is terminated based on a 365 day year and the number of days elapsed prior to the Date of Termination. All payments made to the Employee pursuant to this subparagraph (b) shall be reduced by the sum of the amount, if any, payable to the Employee to or prior to the time of any such payment under disability benefit plans of the Company and which were not previously applied to reduce any such payment. If Employee should die prior to the time that he has received all the payments provided for pursuant to this subparagraph (b), the balance of such payments shall be paid to the Employee's estate in equal amounts, or to such other person or trust as Employee may have designated in writing to the Company.

      c. If the Employee's employment is terminated pursuant to Paragraph 11(a)(i) because of his death, the Company shall pay to the Employee's estate in equal amounts or to such other person or trust as Employee may have designated in writing to the Company, commencing on the next succeeding day which is the fifteenth day or last day of the month, as the case may be, and semimonthly thereafter on the fifteenth and last days of each month, until a number of payments has been made equal to twice the number of months remaining between the Date of Termination and the then applicable Expiration Date determined pursuant to Paragraph 11(h), an amount on each payment date equal to the semi-monthly installment of the Regular Salary payment payable to the Employee pursuant to Paragraph 5 hereof at the time of his death. Such persons shall also be paid (i) the vested portion of any incentive compensation plan to which Employee is entitled and (ii) the pro rata portion of any incentive compensation plan to which Employee is entitled for the full fiscal year in which Employee's employment is terminated based on a 365 day year and the number of days elapsed prior to the Date of Termination.


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



      d. If the Employee's employment shall be terminated for cause, the Company shall pay the Employee (i) his Regular Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and (ii) the vested portion of any incentive compensation plan to which Employee is entitled in accordance with the terms of such plan.

      e. Other than following a Change in Control (as hereinafter  defined),  if
(A) in breach of this Agreement, the Company shall terminate the Employee's employment or (B) the Employee shall terminate his employment for Good Reason, then:

          i. The Company shall pay the Employee his Regular Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given;

          ii. in lieu of any further salary payments to the Employee for periods subsequent to the Date of Termination, the Company shall pay as severance pay to the Employee an amount equal to the product of (A) the Employee's Regular Salary in effect as of the Date of Termination, multiplied by (B) the number of years (including partial years) remaining until the applicable Expiration Date determined pursuant to Paragraph 11(h), such
               payment   to  be  made   in   substantially   equal   semimonthly
               installments on the fifteenth and last days of each month commencing with the month in which the Date of Termination occurs and ending on the Expiration Date; and

          iii. if termination of the Employee's employment arises out of a breach by the Company of this Agreement, the Company shall pay all other damages to which the Employee may be entitled as a result of such breach, including damages for any and all loss of benefits to the Employee under the Company's employee benefit plans and incentive compensation plans, including employee bonus and residual pools, which the Employee would have received if the Company had not breached this Agreement and had the Employee's employment continued for the full term provided in Paragraph 2 hereof (including specifically, but without limitation, the benefits which the Employee would have been entitled to receive pursuant to any supplemental retirement income plan or arrangement or incentive compensation plan, had his employment continued for the full term provided in Paragraph 2 hereof at the rate of compensation specified herein), and including all legal fees and expenses incurred by him as a result of such termination. All amounts that would be payable


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               pursuant  to  Paragraph  6, if any,  shall  be paid at the  times specified in Paragraph 6.

      f. Unless Employee is terminated for cause or pursuant to Paragraph 11(a)(i) or (ii), the Company shall maintain in full force and effect, for the continued benefit of Employee until the then applicable Expiration Date determined pursuant to Paragraph 11(h), all employee benefit plans and programs in which the Employee was entitled to participate immediately prior to the Date of Termination provided that the Employee's continued participation is possible under the general terms and provision of such plans and programs. In the event that the Employee's participation in any such plan or program is barred, the Company shall arrange to provide the Employee with benefits substantially similar to those which the Employee would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred.

      g. The Employee shall not be required to mitigate the amount of any payment provided for in this Paragraph 12 by seeking or accepting other employment or otherwise.

      13. Compensation Upon Termination After Change in Control.

      a. Change in Control

      i. Except in the case of an Anticipatory Termination, no benefits shall be payable under this Paragraph 13 unless there shall have been a Change in Control of the Company, as defined below, and Employee's employment shall thereafter have been terminated in accordance with subparagraph (b). For purposes of this Agreement, a "Change in Control" shall have occurred only if: (i) any person or group of persons (excluding the Employee) acting in concert (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) shall have become the beneficial owner of a majority of the outstanding common stock of the Company; (ii) the stockholders of the Company shall cause a change in a majority of the members of the Board within a twelve-month period, provided, however, that the election of a newly-elected director shall not be deemed to be a change in the membership of the Board if the nomination for election by the Company's stockholders of such new director was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such twelve-month period; or (iii) the Company or its stockholders shall enter into an agreement to dispose of all or

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             substantially all of the assets or outstanding capital stock of the
             Company in any manner (including, but not limited to, by means of sale, merger, reorganization or liquidation).

     ii. For purposes of this Agreement an "Anticipatory Termination" means the termination of Employee's employment with the Company in contemplation of the consummation of a pending transaction that subsequently results in a Change in Control, if such termination is by the Company other than for cause, death or disability.

      b. If any of the events described in subparagraph (a) hereof constituting a Change in Control of the Company shall have occurred, Employee shall be entitled to the benefits provided in subparagraph (c) hereof upon the subsequent termination of Employee's employment pursuant to a Notice of Termination given on or prior to the expiration of two years following the Change in Control, unless such termination is because of Employee's death or retirement, by the Company for cause or disability, or by Employee other than for Good Reason.

      c. Payment on Termination

      i. If Employee's employment has been terminated by means of an Anticipatory Termination or if Employee is entitled to receive benefits hereunder pursuant to subparagraph (b) above, then the Company shall pay to Employee in a lump sum, in cash, on or prior to the fifth day following the Date of Termination an amount equal to three times the sum of (i) Employee's Regular Salary; (ii) Employee's annual Management Incentive Compensation; and (iii) Employee's planned level of annual Perquisites. "Management Incentive Compensation" shall mean the amount, if any, fixed as the targeted level of annual incentive compensation (as evidenced by schedules normally found in Employee's employment folder) with respect to the year in which the Change in Control or Date of Termination occurred, whichever year would yield a greater amount, such targeted amount being determined as if 100% of the Company's earnings goal (and, if applicable, 100% of Employee's personal performance goal) pertaining to such compensation program were met and achieved. "Perquisites" shall mean at any time the aggregate of those other annual amounts payable to Employee as bonuses or other incentive payments and the equivalent cash value of Employee's participation in benefit and perquisite programs (including but not limited to (i) medical, dental

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



             and life insurance (but excluding the equivalent cash value of any insurance coverage maintained for Employee's benefit pursuant to subparagraph (e)(ii)); (ii) use of an automobile or automobile payments, whichever is applicable to Employee prior to the Change in Control; and (iii) any bonus plan or other plan). "Perquisites" does not otherwise include any amounts or benefits to be received by Employee in respect of any options to purchase common stock of the Company granted to Employee, and all of Employee's rights in respect thereof shall be determined in accordance with the terms and conditions of such plan or agreement, and, except as specifically provided in subparagraph (e) hereof, this Agreement is not intended to modify such plan or agreement.

     ii. (A) If the aggregate of all payments in the nature of compensation and other benefits to Employee that are to be paid to Employee contingent on the Change in Control (the "Aggregate Amount") would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended or supplemented (the "Code")), the lump sum payment otherwise payable to Employee pursuant to subparagraph (c)(i) shall be reduced to the largest amount as will result in no portion of the Aggregate Amount being subject to the excise tax imposed by Section 4999 of the Code. The determination of any reduction in the lump sum payment under subparagraph (c)(i) pursuant to this section shall be made by Employee and the Company in good faith, and in the event Employee and the Company disagree, such determination shall be made by means of arbitration to be conducted at the Company's expense. Any such arbitration shall be conducted in Austin, Texas, by one arbitrator, who shall be a member of a nationally recognized accounting firm that is not then engaged by the Company or any of its major stockholders, and who shall be jointly designated by the parties; provided, that if the parties cannot agree on the selection of an arbitrator, the Company's then current independent auditors shall select such arbitrator. The findings of the arbitrator shall be conclusive and binding on the parties.

             (B) Notwithstanding subparagraph (A) above, Employee may elect to receive, in lieu of the reduced amount described in such subparagraph, the full amount of such lump sum, together with the other benefits that Employee have the right to receive from the Company, provided Employee so

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             notifies the Company in writing  within 15 days of Employee's  Date of Termination.

      d. The Employee shall not be required to mitigate the amount of any payment provided in this Paragraph 13 by seeking or accepting other employment or otherwise.

      e. If Employee is entitled to receive benefits under subparagraph (c), then Employee shall be entitled to the following additional benefits:

      i. Employee shall be entitled to receive all benefits payable to Employee under any grants of options to purchase shares of common stock of the Company as if Employee were fully vested thereunder, and such benefits shall be paid to Employee promptly following the Date of Termination but no later than such benefits would normally be paid to a withdrawing participant in the plan or agreement.

      ii. The Company, at its expense, shall maintain in full force and effect for Employee's continued benefit until the earlier of (A) 24 months after the Date of Termination or (B) Employee's commencement of full-time employment with a new employer, all life, disability, medical, dental accident and health insurance coverage to which Employee was entitled immediately prior to the Notice of Termina-tion. In the event that Employee's participation in any such coverage is barred under the general terms and provisions of the plans and programs under which such coverage is provided, or any such coverage is discontinued or the benefits thereunder materially reduced, the Company shall provide or arrange to provide Employee with benefits substantially similar to those which Employee was entitled to receive under such coverage immediately prior to the Notice of Termination. At the end of the period of coverage hereinabove provided for, Employee shall have the option to have assigned to Employee at no cost and with no apportionment of prepaid premiums, any assignable insurance owned by the Company and relating specifically to Employee and Employee shall be entitled to all health and similar benefits that are or would have been made available to Employee under law.

      14. Counsel Fees and Indemnification.

      a. In the event either the Company or Employee is required to employ legal counsel to enforce the performance of this

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Agreement  or  recover  damages  because of any  breach of this  Agreement,  the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and the reimbursement of all necessary expenses and court costs.

      b. The Company shall indemnify and hold Employee harmless to the maximum extent permitted by law against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees and costs incurred by Employee, in connection with the defense of, or as a result of any action or proceeding (or any appeal from any action or proceeding) in which Employee is made or is threatened to be made a party by reason of the fact that Employee is or was an officer of the Company or any of its subsidiaries or affiliates, regardless of whether such action or proceeding is one brought by or in the right of the Company or any of its subsidiaries or affiliates, to procure a judgment in its favor (or other than by or in the right of the Company or any of its subsidiaries or affiliates). The Company shall also, to the maximum extent permitted by law, promptly make advance reimbursement of expenses incurred in defense of any such claim to the Employee upon receipt of a request for such advance along with any required undertakings from the Employee.

      The undertakings of subparagraph (a) above, is independent of, and shall not be limited or prejudiced by the undertakings of subparagraph (b).

      15. Notices. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given and acknowledged by written receipt, or on the seventh day after mailing if mailed (return receipt requested), postage prepaid and properly addressed as follows:

         The Company:               AutoBond Acceptance Corporation
                                    301 Congress Avenue, 9th Floor
                                    Austin, Texas 78701
                                    Attn: Board of Directors

         Employee:                  William O. Winsauer
                                    301 Congress Avenue, 9th Floor
                                    Austin, Texas 78701

Any party may change its address for purposes of this Paragraph 15 by giving the other parties written notice of the new address in the manner set forth above.

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      16.  Assignment;  Binding  Effect.  Neither this  Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties. This Agreement is binding upon and inures to the benefit of Employee, the Company and their respective heirs, personal representatives and permitted successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason following a Change in Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successors to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Paragraph 16 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

      17. Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Texas.

      18. Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof or of any other provision of this Agreement.

      19. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matters hereof and supersedes any and all prior and contemporaneous promises, agreements and representations not set forth in this Agreement. This Agreement may not be amended except by a mutual written agreement signed by all parties; provided, however, that the terms of any cash incentive compensation plan or stock option plan established by the Company subsequent to the date hereof in accordance with terms previously outlined by the Company shall automatically become part of this Agreement when established.

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


      20. Severability. Should any one or more of the provision hereof be determined to be illegal or unenforceable, all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

      IN WITNESS WHEREOF, the Company and Employee have executed and delivered this Agreement as of the date written above.


                                       AUTOBOND ACCEPTANCE CORPORATION


                                       By:  /s/ WILLIAM J. STAHL
                                           ___________________________________

                                       Name: William J. Stahl
                                            _________________________________

                                       Title:       V.P. & CFO
                                             ________________________________

                                       EMPLOYEE:

                                       /s/ WILLIAM O. WINSAUER
                                       ______________________________________
                                       William O. Winsauer

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